Altschuler, Melvoin and Glasser LLP
Certified Public Accountants and Consultants





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the DT Industries, Inc. Form S-3 for 1,400,000 DT Capital Trust 7.16% Convertible Preferred Securities Term Income Deferrable Equity Securities (Tides) ("Form S-3") of our report on the consolidated financial statements of Mid-West Automation Enterprises, Inc. dated August 20, 1996 which appears on page 3 of the Current Report on Form 8-K/A of DT Industries, Inc. filed on September 23, 1996. Such Current Report on Form 8-K/A is incorporated by reference in the Form S-3. We also consent to the reference to us under the heading "Experts" in such Form S-3.



/s/ Altschuler, Melvoin and Glasser LLP


Chicago, Illinois
July 7, 1997








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